Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L.G. White President and CEO TransTechnology Corporation Phone: 908/206-3700

TransTechnology Reports Investigation of Overhaul and Repair Operations

Union, New Jersey – October 3, 2003 — TransTechnology Corporation (NYSE:TT) today announced that its Board of Directors has retained a fact-finding and forensic accounting firm, The Bradlau Group of Morristown, NJ, to perform an audit and review of the overhaul and repair operations of its Breeze-Eastern division.

The company stated that the decision to authorize an independent audit was in response to an investigation being conducted by the Newark, NJ office of the United States Attorney with respect to Breeze-Eastern’s overhaul and repair operations, which account for less than 20% of the company’s yearly business operations. The company was first made aware of the investigation upon receipt last week of a search warrant. The company stated that it has and will continue to cooperate fully with the government’s investigation and that its Board intends to share the findings of the independent audit and review with the US Attorney’s office.

In a related development, the company reported that representatives of the financial institutions participating in the refinancing of the company’s debt have been made aware of the investigation and the audit and have recently advised the company that the refinancing process would not be completed until after the report of The Bradlau Group is issued. The Bradlau Group, whose audit and review is independent of the government’s investigation, will give a progress report within three weeks. The independent audit is being supervised on behalf of the company by William Recker, an independent member of the company’s Board of Directors and its Audit Committee and the retired Chairman and CEO of Gretag Imaging.

Robert L.G. White, President and Chief Executive Officer of TransTechnology, said, “Breeze-Eastern has a reputation of providing high quality products to the aerospace industry for over 75 years and continues to be the world’s leader in the design, production and servicing of helicopter rescue hoists. We are dedicated to maintaining our proud tradition of the highest quality of service to our customers in all areas of our operations and business practices. The company is cooperating fully with the government’s inquiry and the Board’s independent audit. I am confident that the results of each of these reviews will reaffirm the well-earned reputation of Breeze-Eastern.”

Mr. White further stated, “The inquiry has had no impact, and we do not expect an impact, on the company’s ability to manufacture and ship products and meet customer delivery schedules. During this process we will continue to focus upon serving each of our customers in the high quality manner that they have come to expect of us.”

TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $55.0 million in the fiscal year ended March 31, 2003.

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.

The forward-looking statements in this press release are based on current beliefs, estimates, and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.

Any number of factors could affect future operations and results, including, without limitation, the results of audits and inquiries into the Company’s business practices, the Company’s ability to be profitable with a smaller and less diverse base of operations that will generate less revenue; the Company’s ability to satisfy the listing requirements of the NYSE or any other national exchange on which its shares are or will be listed or otherwise provide a trading market venue for its shares; the value of replacement operations, if any; determination by the Company to dispose of additional existing assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; interest rate trends; capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.